EXHIBIT 4(a)


                         FIRST FEDERAL BANCORP, INC.
                     1997 PERFORMANCE STOCK OPTION PLAN
             FOR SENIOR EXECUTIVE OFFICERS AND OUTSIDE DIRECTORS

      1. Purpose of this Plan. The purpose of the First Federal Bancorp, Inc., 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors is to provide incentive to the senior executive officers and outside directors of First Federal Bancorp, Inc., and First Federal Savings Bank of Eastern Ohio to maintain and improve the financial performance of First Federal Bancorp, Inc. This Plan is intended to authorize the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and options which do not qualify as incentive stock options under such code.

      2. Definitions. As used in this Plan, the following terms have the corresponding meanings:

            (a) "Board" means the Board of Directors of First Federal Bancorp, Inc. ("FFB"), or any successor corporation upon assumption of this Plan.

            (b) "Cause" means failure to comply with the Human Resources Policies of FFB or First Federal Savings Bank of Eastern Ohio ("FFS") or personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned to the Optionee in any employment agreement to which the Optionee is a party, willful violation of any law, rule, regulation or final cease-and desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of any employment agreement to which the Optionee is a party.

            (c) "Change of Control" means (i) the execution of an agreement for the sale of all, or a material portion, of the assets of FFB or FFS as would require a vote of shareholders under Ohio corporate law;
      (ii) the execution of an agreement for a merger or recapitalization of FFB or FFS or any merger or recapitalization whereby FFB is not the surviving entity; (iii) a change of control of the FFB or FFS, as defined or determined by the OTS; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term "beneficial ownership" as defined under Section 13(d) of the Exchange Act and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of FFB or FFS by any person, trust, entity or group.

            (d)  "Code" means the Internal Revenue Code of 1986, as amended.

            (e) "Committee" means the Stock Option Committee appointed by the Board in accordance with Section 4(a) hereof.

            (f) "Continuous Service" means the absence of any interruption or termination of service to FFB or FFS by a Senior Executive Officer or by an Outside Director. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board.

            (g) "Effective Date" means the date on which this Plan is adopted by the Board.

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (i)  "Fair Market Value" shall be determined as set forth in
      Section 8(a) of this Plan.

            (j) "FFB" means First Federal Bancorp, Inc., or any successor corporation upon assumption of this Plan.

            (k) "FFS" means First Federal Savings Bank of Eastern Ohio, the wholly owned subsidiary of FFB.

            (l)  "ISO" means an incentive stock option, as defined in
      Section 422 of the Code.

            (m) "NQSO" means a stock option which does not qualify as an incentive stock option, as defined in Section 422 of the Code.

            (n)  "OTS" means the Office of Thrift Supervision.

            (o) "Option" means an ISO or NQSO granted in accordance with the terms and subject to the conditions of this Plan.

            (p) "Optionee" means a Senior Executive Officer or an Outside Director who receives an Option pursuant to this Plan.

            (q) "Outside Directors" means the five members of the Board who are not employees of FFB or FFS and who are members of the Board on the Effective Date.

            (r) "Plan" means the First Federal Bancorp, Inc., 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors.

            (s) "ROE" means the return on equity of FFB for a fiscal year as calculated in accordance with generally accepted accounting principles and as reported in the Annual Report to Shareholders for such year.

            (t) "Senior Executive Officers" means the President of FFB and FFS and the three Senior Vice Presidents of FFS on the Effective Date.

            (u) "Share" or "Shares" means one or more common shares, with no par value, of FFB.

      3.  Shares Subject to this Plan.

      (a) Shares Available. Subject to adjustment as provided in Section 3(b) of this Plan, the aggregate number of Shares with respect to which Options may be granted pursuant to this Plan shall be 54,000. In the event that (i) any Shares subject to an Option granted under this Plan, or as to which such Option relates, are forfeited or (ii) an Option otherwise terminates or is canceled without the delivery of Shares, the Shares covered by such Option, or as to which such Option relates, shall become Shares with respect to which Options may be granted to the extent permissible under Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time. In the event that any Option is exercised through the delivery of Shares, the number of Shares available for Options under this Plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      (b) Adjustments and Corporate Acts. (i) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of FFB, issuance of warrants or other rights to purchase Shares or other securities of FFB, or other similar corporation transaction or event affects the Shares in a manner by which an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall proportionately adjust any or all (as necessary) of (I) the number of Shares or other securities of FFB (or number and kind of other securities or property) with respect to which Options may be granted; (II) the number of Shares or other securities of FFB (or number and kind of other securities or property) subject to outstanding Options; and (III) the grant or exercise price with respect to any Options; provided, however, that no such adjustment shall be authorized to the extent that such authority would cause this Plan to violate Section 422(b)(1) of the Code, as from time to time amended, or Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

            (ii) The existence of this Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of FFB to make or authorize any adjustment, recapitalization, reorganization or other change in FFB's capital structure or its business, any merger, acquisition or consolidation of FFB, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting FFB's capital stock or the rights thereof, the dissolution or liquidation of FFB or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Option outstanding at the time of such corporate transaction or which would involve the termination of all Options outstanding at the time of such corporate transaction.

      4.  Administration.

      (a) Stock Option Committee. This Plan shall be administered by a Stock Option Committee appointed by the Board. The Committee shall consist of at least three members of the Board, one of whom shall be an employee of FFS, and may consist of the entire Board.

      (b) Powers of the Committee. The Committee is authorized to interpret this Plan and to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the form and content of Options to be issued under this Plan; and to make such other determinations necessary or advisable for the administration of this Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Options without the consent of the Optionee. The President of FFB and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Options approved by the Committee on behalf of FFB and to cause them to be delivered to the Optionees. The construction and the interpretation of the provisions of this Plan are vested with the Committee, in its absolute discretion. All such decisions, determinations and interpretations shall be final, conclusive and binding upon all parties having an interest in this Plan.

      5. Eligibility. Eligibility to participate in this Plan shall be limited to the Senior Executive Officers and to the Outside Directors.

      6. Term of Plan. This Plan shall continue in effect for a term of five (5) years from the Effective Date, unless earlier terminated pursuant to Section 13 hereof. Unless otherwise expressly provided in this Plan or in an applicable award agreement, the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award or to waive any conditions or rights under any such award shall continue after the expiration of such term.

      7.  Grant of Options.

      (a) Automatic Performance Grant. In the event that the ROE for any one of the fiscal years ended September 30, 1997, 1998, 1999, 2000 or 2001, equals or exceeds the average ROE for the five fiscal years preceding any such fiscal year, each one of the Senior Executive Officers and each one of the Outside Directors shall automatically be granted on the immediately following December 1 an Option to purchase 2,000 Shares; provided, however, that the maximum aggregate number of Shares subject to Options granted to any one Senior Executive Officer or any one Outside Director under this Plan shall not exceed 6,000.

      (b) Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an instrument in a form approved by the Committee. Such instrument shall contain terms and conditions which are consistent with this Plan. Any option granted to a Senior Executive Officer shall be an ISO. Any option granted to an Outside Director shall be a NQSO.

      8. Terms and Conditions of Options. Each and every Option granted pursuant to this Plan shall comply with, and be subject to, the following terms and conditions:

            (a) Option Price. (i) The price per Share at which each Option granted under this Plan may be exercised shall be the Fair Market Value of the Shares on the date such Option is granted, except as set forth in subsection (ii) of this Section 8(a). The Fair Market Value shall equal the mean between the closing high bid and low asked quotations with respect to a Share on such date on The Nasdaq Stock Market.

                  (ii) The foregoing notwithstanding, in the event an Optionee owns Shares representing more than ten percent (10%) of the outstanding Shares at the time the Option is granted, the Option exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares at the time the Option is granted.

            (b) Method of Exercise. An Option may be exercised, in whole or in part, by giving written notice of exercise to FFB. Such notice shall specify the number of Shares to be purchased. Full payment for each Share purchased upon the exercise of any Option granted under this Plan shall be made at the time of exercise of each such Option and shall be paid in cash or cash equivalents, including personal checks, or, if permitted by the Committee, in Shares or a combination of cash or cash equivalents and Shares. Shares utilized in full or partial payment of the exercise price shall be valued at the Fair Market Value at the date of exercise. FFB shall accept full or partial payment in Shares only to the extent permitted by applicable law. No Shares shall be issued until full payment therefor has been received by FFB. No Optionee shall have any of the rights of a shareholder of FFB until Shares are issued to such Optionee.

            (c) Term of Option. Subject to the right of FFB to provide for earlier termination in the event of any merger, acquisition or consolidation involving FFB, the term of each Option granted pursuant to this Plan shall be ten (10) years from the date each such Option is granted; provided, however, that in the case of a Senior Executive Officer who owns a number of Shares representing more than ten percent (10%) of the Shares outstanding at the time the Option is granted, the term of the Option shall be five (5) years.

            (d) Exercise Generally. Any Option granted pursuant to this Plan shall, unless otherwise specified by the Committee at the time of grant, be exercisable immediately after the date of grant of such Option; provided, however, that except as otherwise provided in
      Section 9 hereof, no Option may be exercised unless the Optionee shall have been a Senior Executive Officer or an Outside Director of FFB or FFS at all times during the period beginning with the date of grant of any such Option and ending on the date which is three (3) months before the date of exercise of any such Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Option granted hereunder as long as such conditions are not inconsistent with the terms of this Plan.

            (e) Transferability. Any Option granted pursuant to this Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom such option is granted and shall not be assignable or transferable other than by will or by the laws of descent and distribution.

            (f) Limit on Grant. In no event shall an Optionee be granted Options to purchase Shares in excess of twenty-five percent (25%) of the aggregate Shares subject to this Plan as described in Section 3 hereof.

            (g) Change of Control. Notwithstanding any provision set forth in the instruments pursuant to which individual Options are granted, all outstanding Options shall become immediately exercisable in the event of a Change of Control.

      9. Effect of Termination of Continuous Employment, Disability or Death on Options.

      (a) Termination of Continuous Employment. In the event that any Optionee's Continuous Service to FFB or FFS shall terminate for any reason, other than permanent and total disability (as such term is defined in Section 22(e)(3) of the Code, as from time to time amended), death or termination for Cause, all of any such Optionee's Options and all of any such Optionee's rights to purchase or receive Shares pursuant thereto shall automatically terminate on the earlier of (i) the respective expiration dates of any such Options or (ii) the date which is three (3) months after the date of such termination of Continuous Service.

      (b) Disability. In the event that any Optionee's Continuous Service to FFB or FFS shall terminate as the result of the permanent and total disability (as such term is defined in Section 22(e)(3) of the Code, as from time to time amended) of such Optionee and the Optionee was entitled to exercise Options at the date of such termination of Continuous Service, such Optionee may exercise any Options granted to him pursuant to this Plan at any time prior to the earlier of (i) the respective expiration dates of any such Options or (ii) the expiration of one (1) year after the date of such termination of Continuous Service.

      (c) Death. In the event of the death of any Optionee on a date on which the Optionee was entitled to exercise any such Options, any Options granted to any such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Options or (ii) the expiration of six (6) months after the date of death of such Optionee (or such later period not to exceed one (1) year which the Committee may permit, in its discretion).

      (d) Termination for Cause. In the event an Optionee's service to FFB or FFS is terminated for Cause, any Options granted to such Optionee which are outstanding on the date of termination shall be forfeited.

      (e) Termination of Options. To the extent that any Option granted under this Plan to any Optionee whose Continuous Service to FFB or FFS terminates shall not have been exercised within the applicable period set forth in this Section 9, any such Option, and all rights to purchase or receive Shares pursuant thereto, shall terminate on the last date of the applicable period.

      10. Time of Granting Options. The date of grant of an Option under this Plan shall be the applicable date under Section 7 of this Plan. Notice of the grant shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

      11. Effective Date. The Effective Date of this Plan shall be the date on which this Plan is adopted by the Board.

      12. Approval by Shareholders. This Plan shall be approved by the shareholders of FFB within twelve (12) months before or after the Effective Date.

      13.  Amendment and Termination of this Plan.

      (a) Amendment and Termination of this Plan by the Board. The Board may alter, suspend or discontinue this Plan, except that no action of the Board may increase (other than as provided in Section 3(b) hereof) the maximum number of Shares subject to Options granted under this Plan, materially increase the benefits accruing to Optionees under this Plan or materially modify the requirements for eligibility for participation in this Plan, unless such action of the Board shall be approved or ratified by the shareholders of FFB.

      (b) Change in Applicable Law. Notwithstanding any other provision contained in this Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Option unlawful or subject FFB to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

      14. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any Option granted under this Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. As a condition to the exercise of an Option, FFB may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal and state securities law.

      15. Reservation of Shares. During the term of this Plan, FFB will reserve and keep available a number of Shares sufficient to satisfy the requirements of this Plan.

      16. Unsecured Obligation. No Optionee under this Plan shall have any interest in any fund or special asset of FFB by reason of this Plan or the grant of any Option to such Optionee under this Plan. No trust fund shall be created in connection with this Plan or any grant of any Option hereunder, and there shall be no required funding of amounts which may become payable to any Optionee.

      17. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that federal law shall be deemed to apply.

      18.  Compliance with Rule 16b-3.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated thereunder or any successor rule or regulation thereto as in effect from time to time. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      19. Tax Withholding. FFB shall have the right to deduct from any settlement, including the delivery or vesting of Shares, made under this Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of FFB to satisfy all obligations for the payment of such taxes. If Shares are used to satisfy tax withholding, such Shares shall be valued based on the Fair Market Value when the tax withholding is required.

      20. No Right to Employment. Neither the adoption of this Plan nor the granting of any Option shall confer upon any employee of FFB or FFS any right to continued employment with FFB or FFS, as the case may be, nor shall it interfere in any way with the right of FFB or FFS to terminate the employment of any of its employees at any time, with or without cause.